UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 17, 2014

VECTRUS, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive

Colorado Springs, Colorado 80915

(Address of principal executive offices)

(719) 591-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2014, Vectrus, Inc. (“Vectrus”) entered into a Credit Agreement (the “Credit Agreement”) by and among Vectrus, Exelis Systems Corporation, as the Borrower (“ESC”), the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provides for $215.0 million in senior secured financing, consisting of a term loan facility (the “Term Facility”) and a revolving credit facility (the “Revolver” and, together with the Term Facility, the “Senior Secured Credit Facilities”).

Term Facility

The Term Facility consists of a term loan in an aggregate principal amount of $140.0 million. The full amount of the term loan will be made in a single drawing immediately prior to the consummation of the spin-off of Vectrus from Exelis Inc., and amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed. The Term Facility will amortize in quarterly installments at the following rates per annum: 7.5% in year one, 10% in each of years two and three, 15% in year four and 57.5% in year five. Any unpaid amounts must be repaid on the date that is five years after September 17, 2014.

Revolver

The Revolver consists of a five-year senior secured revolving credit facility with aggregate commitments in an amount equal to $75.0 million, of which up to $35.0 million will be available for the issuance of letters of credit, and including a swingline facility in an amount equal to $10.0 million. The Revolver will mature and the commitments thereunder will terminate on the date that is five years after September 17, 2014.

Guarantees and Collateral

The indebtedness, obligations and liabilities under the Senior Secured Credit Facilities will, upon the funding of the Senior Secured Credit Facilities, be unconditionally guaranteed jointly and severally on a senior secured basis by Vectrus and certain of its current and future restricted subsidiaries, and will be secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of Vectrus, ESC and each domestic guarantor (including (i) a perfected pledge of all of the capital stock of ESC and each direct, wholly-owned material restricted subsidiary held by ESC or any guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, accounts, inventory, equipment, general intangibles, commercial tort claims, investment property, intellectual property, material fee-owned real property, letter-of-credit rights, deposit and securities accounts, intercompany notes and proceeds of the foregoing, except for certain excluded assets.

Mandatory Prepayments

The Term Facility requires the following amounts to be applied to prepay the term loan, subject to certain thresholds, exceptions and reinvestment rights:

•	100% of the net cash proceeds from the incurrence of indebtedness by Vectrus and its restricted subsidiaries (other than permitted debt);

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Vectrus and its restricted subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for sales of inventory and other ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business and other exceptions);

•	50% of excess cash flow with stepdowns to 25% and 0% based on certain leverage targets.

Mandatory prepayments will be applied as directed by ESC.

Voluntary Prepayments

ESC may voluntarily prepay the Term Facility in whole or in part at any time without premium or penalty, subject to the payment of customary breakage costs in the case of LIBOR rate loans. Optional prepayments of the Term Facility will be applied to the remaining installments thereof as directed by ESC.

Commitments under the Revolver may be reduced in whole or in part at any time without premium or penalty.

Covenants

The Senior Secured Credit Facilities contain certain covenants that, among other things, limit or restrict the ability of Vectrus and its restricted subsidiaries, including ESC, to (subject to certain qualifications and exceptions):

•	create liens and encumbrances;

•	incur additional indebtedness;

•	merge, dissolve, liquidate or consolidate;

•	make acquisitions, investments, advances or loans;

•	dispose of or transfer assets;

•	pay dividends or make other payments in respect of their capital stock;

•	amend certain material documents;

•	redeem or repurchase certain debt;

•	engage in certain transactions with affiliates;

•	enter into certain speculative hedging arrangements; and

•	enter into certain restrictive agreements.

In addition, Vectrus is required to comply with (a) a maximum ratio of total consolidated indebtedness to consolidated EBITDA of 3.50 to 1.00, with step-downs to 3.00 to 1.00 beginning with the third fiscal quarter of 2015 and 2.75 to 1.00 beginning with the first fiscal quarter of 2016, and (b) a minimum ratio of consolidated EBITDA to consolidated interest expense (net of cash interest income) of 4.50 to 1.00.

Interest Rates and Fees

Outstanding borrowings under the Senior Secured Credit Facilities will accrue interest, at the option of ESC, at a per annum rate of (i) a LIBOR rate plus the applicable margin or (ii) a base rate plus the applicable margin. The applicable margin for borrowings under the Senior Secured Credit Facilities will be subject to a leverage-based pricing grid with the LIBOR rate ranging from 2.50% to 3.00%.

During an event of default, overdue principal under the Senior Secured Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest. On and after the funding date, ESC will also pay a commitment fee on the undrawn portion of the Revolver ranging from 0.40% to 0.50% depending on the leverage ratio.

The summary is qualified in its entirety by reference to the Credit Agreement, dated as of September 17, 2014, among Vectrus, ESC, the restricted subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Executives from Vectrus will present an overview of the Company and information related to the Company’s separation from Exelis Inc. at the Company’s investor day on September 19, 2014. A copy of the presentation is attached and incorporated by reference herein as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement by and among Vectrus, Inc., Exelis Systems Corporation, as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated September 17, 2014.

99.1	Presentation slides issued by Vectrus, Inc. on September 19, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2014

VECTRUS, INC.

By:	/s/ Michele L. Tyler
Name:	Michele L. Tyler
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and among Vectrus, Inc., Exelis Systems Corporation, as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated September 17, 2014.

99.1	Presentation slides issued by Vectrus, Inc. on September 19, 2014.